[ALLIANCE DATA LOGO]

Investor Relations
Update

June 12, 2008

ALLIANCE DATA'S EPSILON SIGNS MULTI-YEAR EXTENSION AGREEMENT WITH NESTLE PURINA PETCARE COMPANY

  Alliance Data's Epsilon business announced today that it has signed a multi-year extension agreement with Nestle Purina PetCare Company to continue to host and manage its multi-brand interactive marketing database platform.
  Epsilon also manages Nestle Purina's permission-based email communications for its pet care brands and provides strategic consulting services in support of the company's interactive CRM programs.
  Nestle Purina brands include Alpo(R), Beneful(R), Cat Chow(R), Dog Chow(R), Fancy Feast(R), Friskies(R), Pro Plan(R), and Purina ONE(R), among others. It also makes cat and dog litter products under the Tidy Cats(R), Yesterday's News(R), and secondnature(R) brands.
  Under the terms of the extension agreement, Epsilon will continue hosting Nestle Purina's consumer database that is equipped with a full suite of integrated marketing tools geared toward attracting new and retaining existing Nestle Purina consumers. Epsilon provides analytics and segmentation expertise and will also continue to provide reporting analysis services that assess campaign results and identify opportunities for further optimization of marketing campaigns.